Exhibit 99.1
RED CAT REPORTS Q1 2026; Q1 REVENUE GROWTH OF 849% Y/Y; Q1 GROSS MARGINS INCREASE OF 64.8 PERCENT POINTS Y/Y; GROSS MARGINS INCREASE 199% SEQUENTIALLY FROM Q4 2025

SALT LAKE CITY, UT., May 7, 2026 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat" or the "Company"), a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security, reports its financial results for the quarter ended March 31, 2026.
First Quarter 2026 Financial Highlights
Total revenue was $15.5 million, representing an increase of 849% from $1.6 million for the prior year quarter.
Gross profit was $2.0 million, representing an increase of $2.8 million from the prior year quarter. Gross margin was 12.7%, compared to (52.1)% for the prior year quarter. Gross margin increased 199% from Q4 2025.
Business Highlights
•Secured new orders for Black Widow™ drones from a NATO ally. The contract was facilitated through NATO Support and Procurement Agency (NSPA).

•Secured new orders for Black Widow™ drones from an Asia-Pacific ally. This is the second Asia-Pacific ally to recently order Black Widow systems for military use.

•Entered a strategic partnership with Spetstechnoexport (STE), a state-owned enterprise under Ukraine’s Ministry of Defense, to accelerate collaboration on next-generation unmanned and robotic systems between Red Cat and Ukraine starting with next generation uncrewed surface vessels (USVs).

•Acquired Apium Swarm Robotics, Inc., a California-based developer of distributed control systems for autonomous swarming drones and USVs.

•Announced Red Cat's definitive agreement to acquire Quaze Technologies, Inc., a Canadian-based wireless power solutions company, removing restraints of traditional power sources to automation. This acquisition is pending clearance pursuant to the Investment Canada Act, which is anticipated to be completed in May 2026.
•Announced manufacturing agreement between its maritime division, Blue Ops, and HADDY, to increase manufacturing of VARIANT 7 with large-scale robotic 3D printing and distributed manufacturing in specific theaters.

"We are projecting an exciting year, with increasing revenues (our target annual revenues in the short-medium term in between $150 million to $180 million), strong backlog, improving margins, and greater product diversity," stated Jeff Thompson. "Over the past eight months, our team has been forward deployed to iterate on the Black Widow ISR drone, ensuring it excels in the most contested battlefields across multiple theaters. By leveraging our Ukrainian and Israeli partnerships, we continue to deliver best-in-class ISR technology to the US war fighter.
Simultaneously, we launched Blue Ops: a platform born in combat, third-generation USV. With our manufacturing facility now fully operational, we are pairing these vessels with battle-tested payloads like the ACS Bullfrog—made famous by President Trump—and our own family of drone systems. This represents the first 'Made in the USA' integration of its kind, creating a distinct, lethal advantage for the modern war fighter.
With 2026 shaping up to be a banner year for Red Cat, we are investing and positioning for the future. With 2027 on the horizon, Secretary of War Hegseth has signaled budget allocations of up to $74 billion for UAV and USV procurement. We are ready to scale, because in this arena, the Factory is the Weapon."

Balance Sheet
•Cash at March 31, 2026 totaled $131.9 million, compared to $167.9 million at December 31, 2025.
•Inventory and prepaid inventory at March 31, 2026 totaled $62.7 million, compared to $30.4 million at December 31, 2025.
Target revenue
•Total annual revenue for the short- to medium-term is between $150M and $180M.
Conference Call Details
Red Cat will host a live video webinar to discuss its first quarter 2026 financial results at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) on May 7, 2026. Participants may register in advance to join the live Video Webinar on Zoom at Red Cat's Investor Relations website at https://ir.redcatholdings.com/news-events. Log-in instructions will be available after registering for the event. An archived replay of the event will be available on Red Cat’s investor relations website beginning approximately two hours after the call concludes.
About Red Cat Holdings, Inc.
Red Cat (Nasdaq: RCAT) is a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security. Through its wholly owned subsidiaries, Teal Drones and FlightWave Aerospace, Red Cat develops American-made hardware and software that support military, government, and public safety operations across air, land, and sea. Its Family of Systems, led by Black Widow™, delivers unmatched tactical capabilities in small, unmanned aircraft systems (sUAS). Expanding into the maritime domain through Blue Ops, Inc., Red Cat is also innovating in uncrewed surface vessels (USVs), delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness. Learn more at www.redcat.red.
Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements relating to Company's revenue guidance and financial outlook, expectations regarding gross margins and product diversity, anticipated timing of the Quaze Technologies acquisition, plans for manufacturing and strategic partnerships, expectations regarding future defense budget allocations, and the Company's ability to scale its operations the Company's revenue guidance and financial outlook, expectations regarding gross margins and product diversity, anticipated timing of the Quaze Technologies acquisition, plans for manufacturing and strategic partnerships, expectations regarding future defense budget allocations, and the Company's ability to scale its operations. Forward-looking statements are based on Red Cat’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Form 10-K filed with the Securities and Exchange Commission on March 19, 2026, Red Cat's quarterly reports on Form 10-Q, and the other filings Red Cat makes with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat undertakes no duty to update such information except as required under applicable law.
Contact:
INVESTORS:
Ankit Hira
Solebury Strategic Communications for Red Cat Holdings, Inc.
E-mail: RCAT@soleburystrat.com

NEWS MEDIA:
Peter Moran
Phone: (347) 880-2895
Email: peter@indicatemedia.com

RED CAT HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2026	December 31, 2025
ASSETS
Cash	$131,919	$167,865
Accounts receivable, net	10,571	26,155
Inventory, including prepaid inventory	62,690	30,394
Prepaid expenses and other current assets	4,482	2,524
Total current assets	209,662	226,938

Goodwill and intangible assets, net	44,012	24,590
Property and equipment, net	14,145	7,797
Other	1,227	1,227
Operating lease right-of-use assets	12,839	13,125
Total long-term assets	72,223	46,739

TOTAL ASSETS	$281,885	$273,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$15,631	$8,706
Debt obligations - short term	350	350
Contract liabilities and deposits	281	261
Operating lease liabilities	1,134	1,011
Acquisition consideration payable	1,685	—
Convertible notes payable	—	4,518
Total current liabilities	19,081	14,846

Deferred income taxes	443	443
Operating lease liabilities	12,310	12,556
Acquisition consideration payable	11,312	—
Total long-term liabilities	24,065	12,999
Total liabilities	43,146	27,845

Stockholders’ equity	462,112	442,652
Accumulated deficit	(223,373)	(196,820)
Total stockholders’ equity	238,739	245,832
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$281,885	$273,677

Condensed Consolidated Statements of Operations (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025

Revenues, net	$15,471	$1,630
Cost of goods sold	13,506	2,480
Gross profit (loss)	1,965	(850)

Operating Expenses:
Research and development	7,972	3,433
Sales and marketing	4,577	3,315
General and administrative	16,718	4,880
Total operating expenses	29,267	11,628
Operating loss	(27,302)	(12,478)

Interest income, net	(1,295)	(55)
Other expense, net	541	10,700
Total other (income) expense, net	$(754)	$10,645
Loss before provision for income taxes	(26,548)	(23,123)
Income tax expense	5	—
Net loss	$(26,553)	$(23,123)
Loss per share - basic and diluted	$(0.22)	$(0.27)

Weighted average shares outstanding - basic and diluted	120,846	85,506

Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)
	Three months ended March 31,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(26,553)	$(23,123)
Adjustments to reconcile net loss to net cash used in operations:
Stock based compensation	4,817	1,599
Depreciation and amortization of intangible assets	812	588
Convertible notes payable fair value adjustment	867	10,700
Gain on extinguishment of convertible notes payable	(326)	—
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	15,584	(1,065)
Inventory	(27,078)	(904)
Prepaid inventory	(5,218)	(2,611)
Prepaid expenses and other	(1,958)	(519)
Operating lease right-of-use assets and liabilities	163	13
Contract liabilities and deposits	20	(7)
Accounts payable	5,623	(531)
Accrued expenses	1,302	(47)
Net cash used in operating activities	(31,945)	(15,907)

Cash Flows from Investing Activities
Purchases of property and equipment	(6,783)	(273)
Net cash used in investing activities	(6,783)	(273)

Cash Flows from Financing Activities
Proceeds from issuance of convertible notes payable	—	15,000
Debt issuance costs	—	(567)
Payments of taxes withheld upon vesting of employee stock awards	(239)	—
Proceeds from exercise of stock options	240	316
Proceeds from exercise of warrants	2,781	—
Net cash provided by financing activities	2,782	14,749

Net decrease in Cash	(35,946)	(1,431)
Cash, beginning of period	167,865	9,154
Cash, end of period	$131,919	$7,723

Reconciliation of Non-GAAP adjusted EBITDA (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(26,553)	$(23,123)
Adjustments:
Income tax (benefit) expense	5	—
Interest (income) expense, net	(1,295)	(55)
Depreciation and amortization	812	588
Other (income) expense, net(1)	541	10,700
Impairment loss(2)	—	—
Restructuring costs(3)	—	27
Stock based compensation	4,817	1,599
Non-routine legal expenses(4)	126	41
Other adjustment items(5)	—	—
Adjusted EBITDA	$(21,547)	$(10,223)

(1) Other (income) expense, net. Represents convertible note payable fair value adjustment, gain on extinguishment of convertible notes payable, and other income, net.
(2) Impairment loss. Represents an impairment charge to goodwill and or intangible assets.
(3) Restructuring costs. Represents restructuring costs incurred for cost reduction actions which may include employee termination costs, facility shut-down related costs, costs for unused, excess or exited facilities.
(4) Non-routine legal expenses. Represents external legal expenses incurred in connection with pending legal settlements and other legal related matters.
(5) Other adjustment items. Represents other adjustments that are non-recurring and outside the normal course of operations that do not readily fall into any other categories.

Notice Regarding Use of Non-GAAP Financial Measures

This press release contains Non-GAAP financial measures, including Adjusted EBITDA (which excludes, among other things, income tax expenses (benefits), net interest (income) expenses, depreciation and amortization, other expenses (income), impairment losses, restructuring related items, stock based compensation expense, non-routine legal expenses, and any other one-time adjustments. The Company’s management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating the Company’s performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial results. In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.